--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                   FORM 8-K/A

                        --------------------------------

                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: December 19, 2001
                        (Date of earliest event reported)



                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                         COMMISSION FILE NUMBER                     56-2084290
        (State of Incorporation)                       (1-14373)               (I.R.S. Employer Identification No.)


       200 PARK AVENUE, NEW YORK, NEW YORK                                                     10166
    (Address of Principal Executive Officers)                                               (Zip Code)

                                 (212) 984-8033
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Report on Form 8-K dated December 19, 2001 and filed on December 28, 2001 as set forth in the pages attached hereto:

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  Financial Statements of Businesses Acquired:

         (i) Consolidated Financial Statements for Insignia Bourdais Holding (formerly Societe Financiere Bourdais) as of March 31, 2001 and March 31, 2000 and for the years then ended, with Report of Independent Auditors, and the six month periods ended September 30, 2001 and 2000 (unaudited).

    (b)  Pro Forma Financial Information:

         (i) Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 2001 and the year ended December 31, 2000.

         (ii) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2001.

        (iii) Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

    (c)  Exhibits

         The following are furnished as exhibits to this report:

         Exhibit No.

         10.1 Share Purchase Agreement, dated as of December 16, 2001, between Jean Claude Bourdais and others listed therein as sellers, Insignia Financial Group, Inc. and Insignia France SARL as buyer.*

         23.1 Consent of ERNST & YOUNG Audit.

         99.1 Press release dated December 19, 2001. *

         ---------------
         * Previously filed.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INSIGNIA FINANCIAL GROUP, INC.



                                          By:  /s/ Adam B. Gilbert
                                              -------------------------------
                                              Adam B. Gilbert
                                              Executive Vice President







DATE: March 4, 2002

               REPORT OF ERNST & YOUNG AUDIT, INDEPENDENT AUDITORS


                          ON INSIGNIA BOURDAIS HOLDING

                     (FORMERLY SOCIETE FINANCIERE BOURDAIS)


                          PREPARED AS OF MARCH 31, 2001




We have audited the accompanying consolidated balance sheets of Insignia Bourdais Holding (formerly Societe Financiere Bourdais) as of March 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended.

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Insignia Bourdais Holding (formerly Societe Financiere Bourdais) as at March 31 2001 and March 31, 2000, and the consolidated results of its operations and its cash-flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                            Paris, February 15, 2002


                               ERNST & YOUNG Audit


                                Jean Louis ROBIC

1.       FINANCIAL STATEMENTS


1.1      CONSOLIDATED BALANCE SHEETS


                                                                       MARCH 31                        SEPTEMBER 30
                                                                 2001            2000              2001            2000
                                                          ------------------------------------------------------------------
                                                                  (IN FRENCH FRANCS)                (IN FRENCH FRANCS)
ASSETS                                                         AUDITED          AUDITED        UNAUDITED        UNAUDITED
   Cash and cash equivalents                              FF 115,398,239   FF 101,894,995   FF  86,652,284   FF  87,625,491
   Receivables, net of allowance                              56,543,434       39,492,764       62,769,077       56,979,148
   Prepaid expenses                                            1,428,970          320,021          353,246          142,827
   Restricted cash                                            26,270,495       31,726,681       22,133,295       31,407,211
   Property and equipment                                     49,257,366       49,666,203       45,694,041       46,428,934
   Costs in excess of net assets of acquired businesses       24,441,325        9,295,523       22,282,614        8,201,932
       net of amortization of FF 4,425,258 (March 2001)
      and of FF 1,640,387 (March 2000)
   Deferred taxes                                              7,844,067        6,193,300        3,784,067        5,170,558
   Other assets                                                9,300,222        8,182,825        8,755,511       10,326,131
                                                          ------------------------------------------------------------------
TOTAL ASSETS                                              FF 290,484,118   FF 246,772,312   FF 252,424,135   FF 246,282,232
                                                          =================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Accounts payable                                       FF  49,622,204    FF 47,309,302   FF  21,977,940   FF  28,333,530
   Commissions payable                                         6,158,883        6,567,898        7,629,311       11,805,969
   Accrued employee profit sharing                            11,745,129        6,934,369          259,497        4,914,464
   Accrued and sundry liabilities                             16,186,103       10,348,705       14,569,352        9,701,709
   Restricted cash                                            26,270,495       31,726,681       22,133,295       31,407,211
   Deferred taxes                                                    505          264,288              505              481
   Borrowings                                                  1,148,876        6,645,567          926,293          982,804
   Obligations under Finance Leases                           42,105,582       45,520,620       40,358,953       43,802,806

   Contingencies and litigation                                5,478,526        3,067,450        5,478,526        3,316,255
                                                          ------------------------------------------------------------------
TOTAL LIABILITIES                                         FF 158,716,303   FF 158,384,880   FF 113,333,672   FF 134,265,229

MINORITY INTEREST                                              6,950,226        9,782,551        7,179,521        6,868,282

STOCKHOLDERS' EQUITY
   Common Stock, par value FF 10 per share                     5,601,400        5,601,400        5,601,400        5,601,400
              - authorized 560,140 shares

   Additional paid-in capital                                    319,584          319,584          319,584          319,584

   Retained earnings                                         118,896,605       72,683,897      125,989,958       99,227,737
                                                          ------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                FF 124,817,589   FF  78,604,881   FF 131,910,942   FF 105,148,721
                                                          ------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                FF 290,484,118   FF 246,772,312   FF 252,424,135   FF 246,282,232
                                                          =================================================================


See accompanying notes.

1.2.CONSOLIDATED STATEMENTS OF INCOME



                                                        YEARS ENDED MARCH 31          SIX MONTH PERIOD ENDED SEPTEMBER 30
                                                      2001                2000              2001                2000
                                                ----------------------------------------------------------------------------
                                                         (IN FRENCH FRANCS)                        (IN FRENCH FRANCS)
                                                    AUDITED              AUDITED         UNAUDITED             UNAUDITED
REVENUES

   REAL ESTATE SERVICES                         FF 329,829,816      FF 280,864,421    FF 113,499,624        FF 151,771,722
                                                ----------------------------------------------------------------------------
COSTS AND EXPENSES
   Real estate services                           (145,112,963)       (122,814,625)      (46,627,026)          (64,715,057)
   Provision for retirement indemnities             (1,081,076)           (329,061)                -              (468,804)
   Administrative                                  (96,513,034)        (76,334,788)      (54,075,927)          (40,653,735)
   Depreciation                                     (5,682,339)         (5,042,988)       (3,284,262)           (2,900,471)
                                                  (248,389,412)       (204,521,462)     (103,987,215)         (108,738,067)
                                                ----------------------------------------------------------------------------
   OPERATING INCOME                                 81,440,404          76,342,959         9,512,409            43,033,655

OTHER INCOME AND EXPENSES

   Gain (loss) on sales of investments               3,652,148            (559,175)        2,909,975            (1,131,437)
   Provisions for losses and contingencies          (2,543,905)           (230,000)         (300,000)              220,000
   Capital gains on marketable securities            4,059,097           1,278,357         1,480,451             1,746,254
   Interest income on Restricted cash                1,377,795             694,035           603,000               677,173
   Equity earnings                                   1,084,938           1,293,530         1,652,837               361,616
   Interest expense                                 (2,391,264)         (2,149,476)       (1,248,186)           (1,093,371)
   Other income                                      1,974,970           2,423,239           730,292               915,236

   Amortization of goodwill                         (2,784,871)         (1,640,387)       (2,886,658)           (1,093,592)

   Minority interests                               (4,278,956)         (5,379,148)         (658,767)           (2,434,000)
                                                ----------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES (GROUP SHARE)            81,590,356          72,073,934        11,795,353            41,201,534

   Provision for income taxes                      (32,760,010)        (29,476,893)       (4,702,000)          (16,707,786)
                                                ----------------------------------------------------------------------------
NET INCOME                                      FF  48,830,346      FF  42,597,041    FF   7,093,353        FF  24,493,748
                                                ============================================================================


See accompanying notes.

1.3      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                           ADDITIONAL
           (in French Francs)                           COMMON               PAID-IN            RETAINED
                                                         STOCK               CAPITAL          EARNINGS (1)         TOTAL
                                                     ------------          -----------     ---------------    --------------
Balances at March 31, 1999                           FF 5,601,400          FF 319,584      FF  30,638,336     FF  36,559,320

  Dividends paid                                                -                   -            (673,724)          (673,724)

  Net income                                                    -                   -          42,719,285         42,719,285
  (April 1, 1999 through March 31, 2000)
                                                     ------------          -----------     ---------------    --------------
Balances at March 31, 2000                              5,601,400             319,584          72,683,897         78,604,881

  Dividends paid                                                -                   -          (2,617,638)        (2,617,638)


  Net income                                                    -                   -          48,830,346         48,830,346
  (April 1, 2000 through March 31, 2001)
                                                     ------------          -----------     ---------------    --------------
Balances at March 31, 2001                           FF 5,601,400          FF 319,584      FF 118,896,605     FF 124,817,589
                                                     ============          ==========      ==============     ==============


1) Of which restricted retained earnings FF 559,846 (March 2001) and FF 556 862 (March 2000).


See accompanying notes.

POST BALANCE SHEET EVENTS :

    SHARE AND WARRANT ISSUES:

       On December 19, 2001 the shareholders approved a 37,702 shares issue with par value of 10 FF and issue premiums of FF 447,36 FF per share. The shares were issued in the context of the buyback of all minority interests in Insignia Bourdais Holdings's subsidiaries.

     On the same date, the Company issued 87,080 warrants with the following conditions:
        (1)   Warrant issue price: FF 24,11 per warrant totaling 87,080
              XFF24, 11 = 2,099,499 (the Company granted loans to each warrant holder so that no cash was collected as a result of the issue).
        (2)   Exercisable from January 1st 2004 to January 31st 2004
        (3) Each warrant entitles the holder to acquire one newly issued share for a price corresponding to the "market value" of Insignia Bourdais Holding (determination of "market value" in purchase agreement with Insignia Financial Group) at a minimum price of FF 241,13 per share.
        (4) Warrants are pledged to guarantee the FF 2,099,499 loans to holders
        (5) Call and put options between Insignia Financial Group and warrant holders.

1.4.     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                 YEAR ENDED MARCH 31            SIX MONTH PERIOD ENDED SEPTEMBER 30
                    In French Francs                            2001             2000                 2001               2000
                                                          -------------------------------------------------------------------------
                                                              Audited           Audited          Unaudited            Unaudited
OPERATING ACTIVITIES

NET (LOSS) INCOME                                         FF  48,830,346   FF 42,597,041      FF   7,093,353         FF 24,493,748

Adjustments to reconcile net income to net cash provided by (used in) operating activities

      Allocation to minority interests                         4,278,956       5,379,148             658,767             2,434,000
      Depreciation of tangible & intangible assets             5,682,339       5,042,988           3,284,262             2,900,471
      Amortization of additional acquired businesses           2,784,871       1,640,387           2,886,658             1,093,592
      Net gain (loss) on sale of investments                  (3,652,148)        559,175          (2,909,975)            1,177,239
      Provision for losses and contingencies                   2,543,905        (230,000)            300,000               (95,200)
      Provisions for pensions costs                            1,081,076         329,061                   -              (336,774)
      Deferred income taxes                                   (1,914,553)      2,672,906           4,060,000               758,933
      Other                                                      229,075               -                   -                     -
   CHANGE IN OPERATING ASSETS AND LIABILITIES :
       Receivables                                           (18,938,935)     (7,746,031)         (6,225,643)          (17,486,384)
       Prepaid expenses                                       (1,108,949)        149,440           1,075,724               177,194
       Rent Security Deposits                                   (283,033)       (288,419)           (426,041)             (184,096)
      Accounts payable                                         2,312,902       6,652,849         (27,644,264)          (18,975,772)
      Commissions payable                                       (409,015)                          1,470,428             5,238,071
      Accrued employee profit sharing                          4,810,760                         (11,485,632)           (2,019,905)
      Accrued and sundry liabilities                           5,837,398      10,875,278          (1,616,750)             (646,996)
                                                          -------------------------------------------------------------------------
Cash provided by (used in) operating activities               52,084,995      67,633,823         (29,479,113)           (1,471,879)

INVESTING ACTIVITIES

Additions to property and equipment                           (7,765,717)     (3,732,101)           (774,774)           (1,102,353)
Proceeds from capital lease financings                         1,137,258         165,396           1,053,837             1,202,982
Acquisitions of investments                                   (2,951,631)       (109,434)            (36,486)           (2,219,501)
Proceeds from sale of investments                              7,580,976               -           3,617,000                     -
                                                          -------------------------------------------------------------------------
Cash provided by (used in) investing activities               (1,999,114)     (3,676,139)          3,859,577            (2,118,872)

FINANCING ACTIVITIES

Dividends paid                                                (6,699,078)     (1,490,906)            (42,000)           (3,298,176)
Principal repayments on Finance Lease obligations             (3,415,038)     (3,295,966)         (1,746,629)           (1,717,814)
Borrowings                                                    (5,496,691)      5,116,369            (222,584)           (5,662,763)
Purchase of minority interests in consolidated companies     (20,971,830)    (14,489,373)         (1,115,206)                    -
                                                          -------------------------------------------------------------------------
Cash used in financing activities                            (36,582,637)    (14,159,876)         (3,126,419)          (10,678,753)

Net increase in cash and cash equivalents                     13,503,244      49,797,808         (28,745,955)          (14,269,504)

Cash and cash equivalents at the beginning of the year       101,894,995      52,097,187         115,398,239           101,894,995
                                                          -------------------------------------------------------------------------

Cash and cash equivalents at the end of the year          FF 115,398,239   FF101,894,995      FF  86,652,284         FF 87,625,491
                                                          =========================================================================


See accompanying notes

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


2.1      BASIS OF PRESENTATION

The Bourdais group (or the "Group"), incorporated and headquartered in Paris, is a real estate services company with operations throughout France. The Group provides diversified real estate services including brokerage, appraisal, property management, investment sales, development, redevelopment and consulting services and other services to owners and users of real estate.

The consolidated financial statements include the accounts of the entities listed below:

   (1)  Insignia Bourdais Holding SAS (formerly Societe Financiere Bourdais)
   (2)  Insignia Bourdais SAS (formerly Bourdais SA)
   (3)  Insignia Bourdais Gerance SAS (formerly Bourdais Gerance)
   (4)  Insignia Bourdais Mediterranee SARL
   (5)  Insignia Bourdais Rhones Alpes SAS (formerly Bourdais Rhones Alpes SA)
   (6)  Insignia Bourdais Expertises SAS (formerly Bourdais Expertises SA)
   (7)  Insignia Bourdais Consultants SARL

All significant intercompany balances and transactions have been eliminated.


REVENUE RECOGNITION

Real estate services revenue includes commercial leasing, property management, investment sales, consulting, and commission revenue related to real estate sales.

Such revenues are recorded when the related services are performed or at closing in the case of real estate sales. Leasing commissions that are payable upon tenant occupancy, payment of rent or other specified events are recognized upon the occurrence of such events.



OTHER COMPREHENSIVE INCOME

The Company has no other comprehensive income.

2.2      CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following

[OBJECT OMITTED]

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.


                                          MARCH 31                                 SEPTEMBER 30
                                 2001                  2000                  2001                 2000
                                ------------------------------------------------------------------------------
                                          (In French Francs)                        (In French Francs)
                                    AUDITED               AUDITED             UNAUDITED            UNUDITED
Cash in bank                    FF 103,308,305        FF 100,432,781         FF 2,049,610        FF 81,492,083
Cash in hand                            10,754                 3,843                    -                    -
Money market investments            12,079,180             1,458,371           84,602,674            6,133,408
                                ------------------------------------------------------------------------------
                                FF 115,398,239        FF 101,894,995        FF 86,652,284        FF 87,625,491
                                ===============================================================================



2.3      RECEIVABLES

Accounts receivable consist primarily of property management fees and cost reimbursements. Commissions receivable consist primarily of brokerage and leasing commissions from users of the Company's real estate services.

Receivables, which are all due within one year, consist of the following:


                                                                  MARCH 31                               SEPTEMBER 30
                                                          2001                 2000               2001                 2000
                                                     ---------------------------------------------------------------------------
                                                             (IN FRENCH FRANCS)                     (IN FRENCH FRANCS)
                                                         AUDITED            AUDITED             UNAUDITED            UNAUDITED
Fees receivable                                      FF 19,241,719      FF 19,073,227        FF 22,362,705        FF 30,177,011
Refurbishment expenses to be reimbursed                 18,847,347                  -           16,742,483            3,007,384
  by lessors
Property management fees receivable                      1,235,502          1,038,457            1,722,273            1,901,956
Corporate Tax (instalements paid in
  excess of expense )                                                                                                   855,914
Receivable with non-consolidated affiliated
   companies :
   SPGI                                                  6,301,985          6,696,637                    -            6,854,187
   Martel & Bourdais                                     4,354,506          6,430,557                    -            4,828,742
   Engerand & Gardy                                      2,259,849          1,655,715            2,623,525            1,989,236
   FDS                                                   1,900,764                  -            2,293,264            1,900,764
   Belvar                                                1,501,339          1,001,339            1,501,341                    -
   SCI 160 Haussmann                                       683,918            742,101              683,920              692,102
   Easy Buro                                                     -                  -                    -            1,800,000

Miscellaneous                                            1,929,829          2,999,423           16,552,889            6,123,130
                                                     ---------------------------------------------------------------------------
                                                        58,256,758         39,637,456           64,482,401           60,130,426
Less : provision for losses                             (1,713,324)          (144,692)          (1,713,324)            (151,278)
                                                     ---------------------------------------------------------------------------
                                                     FF 56,543,434      FF 39,492,764        FF 62,769,077        FF 59,979,148
                                                     ===========================================================================

2.4      INTANGIBLE ASSETS

The Company's intangible assets consist of property management contracts and costs paid in excess of net assets of acquired businesses.

Property management contracts are fully amortized as of March 31, 2001. These contracts were amortized using the straight-line method over 5 years.

Costs in excess of net assets of acquired businesses are also amortized by the straight-line method, over 5 years. They are comprised of the excess of purchase price paid by the Company in successive acquisitions of minority interests in Bourdais SA in 1999 and 2001.

2.5      RESTRICTED CASH

Restricted cash consisted of FF 26,270,495 at March 31, 2001 and FF 31,726,681 at March 31, 2000, corresponding to bank accounts opened for clients of the property management line of service. The same balance is shown on the asset and on the liability sides.


2.6      PROPERTY AND EQUIPMENT


Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, typically ranging from 3 years (IT equipment) to 25 years (headquarters property disposed of in December 2001)

Property and equipment consist of the following:


                                                       MARCH 31                         SEPTEMBER 30
                                                2001             2000               2001            2000
                                          -------------------------------------------------------------------
                                                (In French Francs)                 (In French Francs)
                                             AUDITED           AUDITED       UNAUDITED          UNAUDITED
Property (held under Finance lease)       FF 60,560,000     FF 60,560,000      FF 60,560,000     FF 60,560,000
IT equipment                                 10,165,039         8,480,290         10,517,629         8,974,506
Commercial softwares                          2,556,051         2,015,331          2,566,811         2,262,051
Furniture and fixtures                        5,709,609         3,447,974          5,800,413         3,969,308
Leasehold improvements                        1,285,026         7,884,229          2,850,092         1,375,796
Other equipment                               2,397,334           787,025             99,049            99,236
                                          -------------------------------------------------------------------
                                             82,673,059        83,174,849         82,393,994        77,240,897
Less : Accumulated depreciation             (33,415,693)      (33,508,646)       (36,699,953)      (30,811,963)
                                          -------------------------------------------------------------------
                                          FF 49,257,366        49,666,203      FF 45,694,041     FF 46,428,934
                                          ====================================================================


2.7      MINORITY INTEREST

Minority interests consist of:


                                                    MARCH 31                    SEPTEMBER 30
                                            2001            2000            2001             2000
                                          ---------------------------------------------------------
                                          AUDITED         AUDITED         UNAUDITED       UNAUDITED
BOURDAIS SA                                 8.60%          11.99%           8.60%           11.99%
BOURDAIS RHONE ALPES                        8.92%          12.28%           8.92%           12.28%
BOURDAIS MEDITERRANEE                       9.51%          12.87%           9.51%           12.87%
BOURDAIS EXPERTISES                        16.06%          19.17%          16.06%           19.17%
BOURDAIS GERANCE                            0.67%           0.50%           0.67%            0.50%
BOURDAIS CONSULTANTS ASSOCIES              13.05%          16.28%          13.05%           16.28%

2.8      ACQUISITIONS

At March 31, 2000, cost in excess of net assets amount to FF 9,295,523 and refer to Societe Financiere Bourdais' stake in Bourdais SA.

During the year ended March 31, 2001, Societe Financiere Bourdais increased its stake in Bourdais SA; a consolidated subsidiary. Cost in excess of net assets in connection with this acquisition amounted to FF 17,930,673 and is included in "Cost in excess of net assets of acquired businesses" in the accompanying balance sheet.

During the six month period ended September 30, 2001, Insignia Bourdais Holding SAS (formerly Societe Financiere Bourdais) increased its stake in Insignia Bourdais SAS (formerly Bourdais SA). Cost in excess of net assets in connection with this acquisition amounted to FF 727 947.


2.9      FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents, restricted cash, receivables and payables approximate their respective fair values due to the short term nature of these accounts.

The carrying value of capital lease obligations approximate their fair value as such obligations bear interest which is based upon a floating rate which re-prices quarterly.

The carrying value of borrowings/current accounts with shareholders approximate fair value because such borrowings bear interest at market rates.



2.10     ACCOUNTS PAYABLE

Accounts payable consist of the following:


                                                      MARCH 31                      SEPTEMBER 30
                                                2001           2000             2001             2000
                                           ---------------------------------------------------------------
                                                (In French Francs)                (In French Francs)
                                              AUDITED         AUDITED          UNAUDITED        UNAUDITED
Suppliers payable                          FF 10,949,613    FF 7,928,914       FF 913,793     FF 2,621,112
Employee compensation and benefits            18,873,236      16,096,240       14,379,357       15,853,560
Corporate tax payable                          8,989,355      13,405,185                -        3,931,495
VAT payable                                   10,667,825       9,719,697        6,501,842        5,650,523
Other accounts payable                           142,175         159,266          182,948          276,840
                                           ---------------------------------------------------------------
                                           FF 49,622,204   FF 47,309,302    FF 21,977,940    FF 28,333,530
                                           ===============================================================



2.11     ACCRUED AND SUNDRY LIABILITIES

Accrued and sundry liabilities consist of the following:



                                                                     MARCH 31                          SEPTEMBER 30
                                                              2001             2000                2001            2000
                                                         -------------------------------------------------------------------
                                                                 (In French Francs)                 (In French Francs)
                                                               AUDITED         AUDITED          UNAUDITED         UNAUDITED
Accrued paid holidays                                    FF  4,889,504      FF 4,635,141      FF 3,609,150      FF 3,355,775
Accrued taxes (training, Organic, professional tax)          4,172,081         3,114,494         6,134,060         5,140,342
Deferred revenue                                             3,150,876           144,656         3,150,876               876
Accrued fees to be retroceded                                1,427,000         1,321,000         1,163,000           479,200
Payable on refurbishment Haussmann building                  1,200,000                 -                 -                 -
Other accrued and sundry liabilities                         1,346,642         1,133,414           512,266           725,516
                                                         -------------------------------------------------------------------
                                                         FF 16,186,103     FF 10,348,705      FF14,569,352      FF 9,701,709
                                                         ===================================================================

2.12     CONTINGENCIES AND LITIGATION

Accruals of contingencies and litigations consist of the following:

                                                         MARCH 31                           SEPTEMBER 30
                                                  2001              2000              2001                 2000
                                              ----------------------------------------------------------------------
                                                    (In French Francs)                    (In French Francs)
                                                AUDITED             AUDITED        UNAUDITED             UNAUDITED
Pension costs                                 FF 3,828,526       FF 2,747,450     FF 3,828,526          FF 3,216,255
Provisions for litigations                       1,650,000            320,000        1,650,000               100,000
                                              ----------------------------------------------------------------------
                                              FF 5,478,526       FF 3,067,450     FF 5,478,526          FF 3,316,255
                                              ======================================================================


Net allowances to provisions for litigations amount to FF 1,330,000. The amount is included in "Provision for losses and contingencies" in the Statement of Income. Other allowances relate to current accounts and receivables.


2.13     INCOME TAX

Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets are as follows:


                                                                         MARCH 31                           SEPTEMBER 30
                                                                  2001            2000               2001                 2000
                                                             ----------------------------------------------------------------------
                                                             (In thousands of French Francs)            (In French Francs)
                                                                AUDITED         AUDITED            UNAUDITED           UNAUDITED
Employee profit sharing (tax deductible when paid)           FF 4,237,136    FF 2,972,673         FF   91,860         FF 1,826,371
Retirement indemnities accrued (tax deductible when paid)       1,356,447       1,007,490           1,356,447            1,139,520
Fees and expenses deferred on account of SAB 101                  431,335         315,277             431,335              621,666
Amortization of acquired contracts                                816,317         844,887             816,317              816,317
Finance leases capitalized - Head-office office building          576,305         584,588             575,391              574,257
Finance leases capitalized - other (IT)                            46,554          37,299              43,650               44,045
Other                                                             379,973         431,086             469,067              148,382
                                                             ----------------------------------------------------------------------
                                                             FF 7,844,067    FF 6,193,300        FF 3,784,067         FF 5,170,558
                                                             =====================================================================


For financial reporting purposes, income before income taxes includes the following components:


                                                               MARCH 31                                SEPTEMBER 30
                                                       2001              2000                   2001                   2000
                                                  -------------------------------------------------------------------------------
                                                        (IN FRENCH FRANCS)                           (IN FRENCH FRANCS)
                                                     AUDITED            AUDITED               UNAUDITED               UNAUDITED
Pretax income (loss) group share                  FF 81,590,356      FF 72,073,934          FF 11,795,353           FF 41,201,534
Minority interest                                     4,278,956          5,379,148                658,767               2,434,000
                                                  -------------------------------------------------------------------------------
TOTAL PRETAX INCOME                               FF 85,869,312      FF 77,453,082          FF 12,454,120           FF 43,635,534
                                                  ===============================================================================

Significant components of the provision for income taxes are as follows :


                                          MARCH 31                                  SEPTEMBER 30
                                   2001              2000                     2001                  2000
                             ---------------------------------------------------------------------------------
                                       (In French Francs)                         (In French Francs)
                                 AUDITED              AUDITED              UNAUDITED              UNAUDITED
Current                      FF (34,674,563)      FF (26,803,987)        FF   (642,000)        FF (15,948,853)
Deferred                          1,914,553           (2,672,906)           (4,060,000)              (758,933)
                             ---------------------------------------------------------------------------------
                             FF (32,760,010)      FF (29,476,893)        FF (4,702,000)        FF (16,707,786)
                             =================================================================================


Reconciliation of income tax computed at the French statutory rate to income tax expense for last two fiscal years is shown below (In FF):


                                                           March 31, 2001                        March 31, 2000
                                                   ------------------------------------------------------------------
                                                         (In French Francs)                    (In French Francs)
                                                   ------------------------------------------------------------------
                                                      AMOUNT            PERCENT           AMOUNT              PERCENT
                                                   ------------------------------------------------------------------
                                                               AUDITED                               AUDITED
Tax at French statutory rates                      FF 31,291,223         36.44%       FF 28,446,872            36.67%
Effect of change in tax rates                             97,500          0.11%                   -             0.00%
Effect of non-deductible goodwill amortization         1,014,528          1.18%             601,530             0.78%
Other                                                    356,759          0.42%             428,491             0.55%
                                                   ------------------------------------------------------------------
                                                   FF 32,760,010         38.15%       FF 29,476,893            38.00%
                                                   ==================================================================


Income tax payments were approximately FF 38,974,000 in the year ended March 31, 2001 and FF 54,191,000 in the year ended March 31, 2000.


2.14     COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

The group employees benefit from the real-estate industry bargaining Agreement (Convention Collective de l'Immobilier). The applicable collective bargaining agreement that was negotiated between employers' and employees' unions contain provisions regarding the status of employees, and address the following matters: duration of trial period and notice of termination; termination and retirement entitlements; indemnification for absence due to illness, maternity or injury; exceptional holidays for family reasons; seniority bonus; and additional retirement benefits.

Total retirement benefits accrued and included in accounts payable in the accompanying a balance sheets as at March 31, 2001 amount to FF 3,828,526 and FF 2,747,450 as at March 31, 2000.

Total retirement benefits accrued and included in accounts payable in the accompanying unaudited balance sheets as at September 30, 2000 amount to FF 3,828,526 and FF 3,216,255 as at September 30, 2000.


Additionally, the group employees benefit from the French legal compulsory regime for interested salaried employees. In this context, the amount of the benefit is calculated each year, based on the legal compulsory formula and accrued.

Total commitments accrued and included in accounts payable in the accompanying balance sheet amount to FF 11,745,129 and FF 6,934,369 as at March 31, 2000).

Total commitments accrued and included in accounts payable in the accompanying balance sheet amount to FF 259,497 as at September 30, 2001 and FF 4,914,464 as at September 30, 2000.

2.15 OPERATING LEASES

The Company leases office space under non-cancelable operating leases. Minimum annual rentals under operating leases for the five fiscal years ending after March 31, 2001 and thereafter are as follows (In French Francs):


                                                    MARCH 31
                                          2001                      2000
                                    ------------------------------------------
                                               (In French Francs)
                                        AUDITED                    AUDITED
March 31, 2002                      FF  9,183,022                FF 9,490,458
March 31, 2003                          6,985,639                   9,183,022
March 31, 2004                          3,873,984                   6,985,639
March 31, 2005                          2,962,008                   3,873,984
March 31, 2006                          2,962,008                   2,962,008
Thereafter                              2,962,008                   5,924,016
                                    ------------------------------------------
TOTAL MINIMUM PAYMENTS              FF 28,928,669               FF 38,419,127
                                    ==========================================


Rental expense, which is recorded on a straight-line basis, was approximately FF 9,490,000 in fiscal year 2001 and FF 5,067,000 in fiscal year 2000.

All the leases are subject to renewal options and annual escalation based on the National Construction Price Index.


CAPITAL LEASE

As at March 31, 2001 and 2000, finance lease obligations are as follows :


                                                     MARCH 31
                                          2001                        2000
                                     ------------------------------------------
                                                (In French Francs)

Companies headquarters building      FF 40,874,085               FF 42,774,985
IT Equipment                             1,231,497                   2,745,635
                                    ------------------------------------------
                                     FF 42,105,582               FF 45,520,620
                                     ==========================================


The Company's headquarters in Paris is held through a floating rate capital lease that started in December 1989 and will end on March 31, 2008. The contract is indexed on the EURIBOR rate.

The lease provides for a transfer of title of the property at the end of the lease term for a payment of FF 25,000,001.

Lease payments made under that lease were FF 4,008,159 in 2001 and FF 3,572,614 in 2000. Principal repayments for the companies headquarters lease obligations for the next five years are as follows :


                                                      MARCH 31
                                          2001                      2000
                                    ------------------------------------------
                                                (In French Francs)

March 31, 2002                      FF  2,005,339                FF 1,900,900
March 31, 2003                          2,115,582                   2,005,339
March 31, 2004                          2,231,956                   2,115,582
March 31, 2005                          2,354,806                   2,231,956
March 31, 2006                          2,484,497                   2,354,806
Thereafter                             29,681,905                  32,166,402
                                    ------------------------------------------
TOTAL PRINCIPAL REPAYMENTS          FF 40,874,085               FF 42,774,985
                                    ==========================================


Amortization of the capital lease asset is included in depreciation.

(b) PRO FORMA FINANCIAL INFORMATION


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 2001 and the year ended December 31, 2000 and Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2001 give effect to the acquisition of Societe Financiere Bourdais ("Groupe Bourdais" or "Bourdais") and related borrowings under Insignia's revolving credit facility, as if effected at that date, in the case of the pro forma consolidated balance sheet, or on January 1, 2000, in the case of the pro forma consolidated statements of income. The pro forma consolidated statement of income for the year ended December 31, 2000 includes the results of Bourdais for its fiscal year ended March 31, 2001.

Insignia, through its subsidiary Insignia France SARL, acquired all of the outstanding share capital of Groupe Bourdais on December 19, 2001. Headquartered in Paris, France and founded in 1954, Bourdais is one of France's premier commercial real estate services companies with operations in eight offices in Greater Paris (Ile de France region), Lyon, Aix and Marseille. The base purchase price for Bourdais was approximately $21.4 million, comprised of $17.4 million paid in cash and the issuance of 402,645 shares of Insignia's common stock (valued at approximately $4 million). The cash portion of the purchase was funded by borrowings on Insignia's revolving credit facility and cash on hand at closing. Additional purchase consideration of up to approximately $25 million is contingent on the future performance of Bourdais over the three years ending December 31, 2004. The acquisition has been accounted for as a purchase and is substantially comprised of goodwill and other intangibles. Group Bourdais adopted the name Insignia Bourdais from the date of closing.

The pro forma statements have been prepared by management of Insignia and are based on the historical financial statements of Insignia and Bourdais, giving effect to the transaction under the purchase method of accounting and to the assumptions and adjustments in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. These pro forma statements may not be indicative of the actual results that may have occurred if the combinations had been in effect on the dates indicated or which may be experienced in the future. These pro forma financial statements should be read in conjunction with the historical financial statements and footnote disclosures of (i) Insignia included on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 28, 2001 and Form 10-Q filed with the SEC on November 14, 2001, incorporated herein by reference, and (ii) Insignia Bourdais Holding (formerly Societe Financiere Bourdais), included elsewhere herein.

                         INSIGNIA FINANCIAL GROUP, INC.
       (i) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                      (In thousands, except per share data)

                                                         HISTORICAL                                      PRO FORMA
                                                         ----------                OTHER                  INCOME
                                                INSIGNIA         BOURDAIS       ADJUSTMENTS             STATEMENT
                                             --------------------------------------------------      -----------------
REVENUES                                               (Unaudited)
    Real estate services                        $  569,486       $    27,084       $      --              $  596,570
    Property operations
                                                     3,189                                                     3,189
                                             --------------------------------------------------      -----------------

                                                   572,675            27,084              --                 599,759
COSTS AND EXPENSES
    Real estate services                           526,408            23,037             428    (a)          550,068
                                                                                         195    (b)
    Property operations                              2,376                                                     2,376
    Indemnity settlement                             1,500                                                     1,500
    Administrative                                   8,781                                                     8,781
    Depreciation                                    13,971               651            (202)   (a)           14,420
    Property depreciation                              810                                                       810
    Amortization of intangibles                     20,020               560            (560)   (c)           20,125
                                                                                         105    (c)
                                             --------------------------------------------------      -----------------
                                                   573,866            24,248             (34)                598,080
                                             --------------------------------------------------      -----------------
    Operating Income                                (1,191)            2,836              34                   1,679

OTHER INCOME AND EXPENSES
    Provisions for loss on Internet investments     (8,920)                                                   (8,920)
    Provisions for losses and contingencies                             (391)            190    (d)             (201)
    Gain on sales of investments                                       1,092          (1,092)   (d)               --
    Interest and other income                        4,919               811              87    (b)            5,507
                                                                                        (310)   (d)
    Interest expense                               (10,681)             (270)            245    (a)          (11,381)
                                                                                        (675)   (e)
    Foreign currency gains                             356                                                       356
    Equity earnings                                  1,288               318            (318)   (d)            1,288
    Minority interests                                                  (292)            292    (f)               --
                                             --------------------------------------------------      -----------------

(Loss) income before income taxes                  (14,229)            4,104          (1,547)                (11,672)

    Benefit (provision) for income taxes             5,780            (1,642)            619    (g)            4,757
                                             --------------------------------------------------      -----------------

Net (loss) income                                   (8,449)            2,462            (928)                 (6,915)
Preferred stock dividends                             (750)               --              --                    (750)
                                             --------------------------------------------------      -----------------

Net (loss) income available to common
   shareholders                                 $   (9,199)       $    2,462       $    (928)             $   (7,665)
                                             --------------------------------------------------      -----------------

EARNINGS PER COMMON SHARE:
      Basic                                     $    (0.42)                                               $    (0.34)
                                             ----------------                                        -----------------
      Assuming dilution                         $    (0.42)                                               $    (0.34)
                                             ----------------                                        -----------------

Weighted average common shares and
  assumed conversions:
      Basic                                         21,932                               403    (e)           22,335
                                             ----------------                 -----------------      -----------------
      Assuming dilution                             21,932                               403    (e)           22,335
                                             ----------------                 -----------------      -----------------

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                         INSIGNIA FINANCIAL GROUP, INC.
       (i) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                      (In thousands, except per share data)

                                                  HISTORICAL                                   PRO FORMA
                                                  ----------                OTHER               INCOME
                                          INSIGNIA        BOURDAIS       ADJUSTMENTS           STATEMENT
                                       ------------------------------------------------     ----------------
                                                 (Audited)
REVENUES
    Real estate services                  $   875,151         $45,809       $      --            $ 920,960
    Property operations                         5,212                                                5,212
                                       ------------------------------------------------     ----------------
                                              880,363          45,809              --              926,172
COSTS AND EXPENSES
    Real estate services
                                              776,505          33,709             571  (a)         811,045
                                                                                  260  (b)
    Property operations                         4,214                                                4,214
    Internet based businesses                  17,168                                               17,168
    Administrative                             16,355                                               16,355
    Depreciation                               13,679             789            (268) (a)          14,200
    Property depreciation                       1,623                                                1,623
    Amortization of intangibles                25,894             387            (387) (c)          26,034
                                                                                  140  (c)
                                       ------------------------------------------------     ----------------
                                              855,438          34,885             316              890,639
                                       ------------------------------------------------     ----------------
    Operating Income                           24,925          10,924            (316)              35,533

OTHER INCOME AND EXPENSES
    Provisions for loss on Internet
    investments                               (18,435)                                             (18,435)
    Provisions for losses and
    contingencies                                               (353)             169  (d)            (184)
    Life insurance proceeds                    19,100                                               19,100
    Gain on sale of marketable
    securities                                    811                                                  811
    Gain on sales of investments                                  507            (507) (d)              --
    Interest and other income                   8,454           1,029             122  (b)           9,267
                                                                                 (338) (d)
    Interest expense                          (13,061)           (332)            293  (a)         (14,225)
                                                                               (1,125) (e)
    Foreign currency gains                      1,365                                                1,365
    Equity earnings                             1,455             151            (151) (d)           1,455
    Minority interests                            900            (594)            594  (f)             900
                                       ------------------------------------------------     ----------------

Income before income taxes and cumulative
    effect of a change in accounting
    principle                                  25,514          11,332          (1,259)              35,587

    Provision for income taxes                 (3,727)         (4,550)            504  (g)          (7,773)
                                       ------------------------------------------------     ----------------

Income before cumulative effect of a change
    in accounting principle                    21,787           6,782            (755)              27,814

Cumulative effect of a change in accounting
    principle, net of applicable taxes        (30,420)             --              --              (30,420)
                                       ------------------------------------------------     ----------------

Net (loss) income                              (8,633)          6,782            (755)              (2,606)

Preferred stock dividends                        (890)             --              --                 (890)
                                       ------------------------------------------------     ----------------

Net (loss) income available to common
shareholders                               $   (9,523)        $ 6,782         $  (755)             $(3,496)
                                       ------------------------------------------------     ----------------




EARNINGS PER COMMON SHARE:
      Basic
        Income before cumulative effect
          of a change in accounting
          principle                        $     0.99                                          $      1.25
                                       ----------------                                     ----------------
        Net loss                           $    (0.45)                                         $     (0.16)
                                       ----------------                                     ----------------

      Assuming dilution
        Income before cumulative effect
          of a change in accounting
          principle                        $     0.89                                          $      1.12
                                       ----------------                                     ----------------
        Net loss                           $    (0.35)                                         $     (0.10)
                                       ----------------                                     ----------------

Weighted average common shares and
      assumed conversions:
      Basic                                    21,200                            403   (e)          21,603
                                       ----------------                ----------------     ----------------
      Assuming dilution                        24,428                            403   (e)          24,831
                                       ----------------                ----------------     ----------------


See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                         INSIGNIA FINANCIAL GROUP, INC.
          (ii) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                 (In thousands)

                                                           HISTORICAL
                                                           ----------               NET ASSET          OTHER           PRO FORMA
                                                    INSIGNIA        BOURDAIS       ADJUSTMENTS      ADJUSTMENTS       BAL. SHEET
                                                ------------------------------------------------------------------  ---------------
ASSETS                                                   (Unaudited)                  (h)              (i)
    Cash and cash equivalents                      $  50,086        $  12,016       $   (9,603)      $    (2,399)       $  50,100
    Receivables                                      137,302            8,704           (1,868)                           144,138
    Mortgage loans held for sale                      14,458                                                               14,458
    Restricted cash                                   26,651            3,069           (3,069)                            26,651
    Property and equipment                            71,500            6,336           (5,910)                            71,926
    Real estate interests                             70,390                                                               70,390
    Investments                                        5,332                                                                5,332
    Property management contracts                     17,302                                               1,035           18,337
    Costs in excess of net assets acquired           319,226            3,090           (3,090)           12,527          331,753
    Other assets                                      61,831            1,788              407             3,126           67,152
                                                ------------------------------------------------------------------  ---------------
         TOTAL ASSETS                             $  774,078       $   35,003      $   (23,133)      $    14,289       $  800,237
                                                ------------------------------------------------------------------  ---------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
    Accounts payable                              $   11,093       $    3,048      $        --       $       --        $   14,141
    Commissions payable                               43,285            1,058                                              44,343
    Accrued incentives                                35,381               36                                              35,417
    Accrued and sundry liabilities                    85,339            2,780                                              88,119
    Restricted cash                                       --            3,069           (3,069)                                --
    Mortgage warehouse line of credit                 12,527                                                               12,527
    Obligations under finance lease                       --            5,596           (5,487)                               109
    Notes payable                                    167,671              128                             15,000          182,799
    Real estate mortgage notes payable                15,796                                                               15,796
                                                ------------------------------------------------------------------  ---------------
         TOTAL LIABILITIES                           371,092           15,715           (8,556)           15,000          393,251
    Minority interests                                    --              996             (996)                                --

Stockholders' Equity:
    Common stock                                         224              777             (777)                4              228
    Preferred stock                                        3               --                                                   3
    Additional paid-in capital                       417,755               44              (44)            3,996          421,751
    Notes receivable for Common Stock                 (1,932)                                                              (1,932)
    Retained earnings                                 (6,603)          17,471          (12,760)           (4,711)          (6,603)
    Accumulated other comprehensive income loss       (6,461)                                                              (6,461)
                                                ------------------------------------------------------------------  ---------------
         TOTAL STOCKHOLDERS' EQUITY                  402,986           18,292          (13,581)             (711)         406,986
                                                ------------------------------------------------------------------  ---------------
         TOTAL LIABILITIES AND STOCKHOLDERS'
         EQUITY                                   $  774,078       $   35,003      $   (23,133)      $    14,289       $  800,237
                                                ------------------------------------------------------------------  ---------------


See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                         INSIGNIA FINANCIAL GROUP, INC.
 (iii) NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

(a) As a condition precedent to closing, a capital lease arrangement (together with the associated debt obligations) on the head office location of Bourdais was assumed by a company owned by the seller with the consent of the finance lessor. Such entity subleased the premises to the acquired entity under an operating lease that expires in December 2010. The removal of historical depreciation and interest charges related to the capital lease and the provision for rental expense under terms of the operating lease are reflected as adjustments to pro forma earnings.

(b) As a part of the Bourdais acquisition, the present value of future other lease obligations of Bourdais pertaining to the difference between the rental rates pursuant to that lease and current market rents is recorded as an asset. Adjustments are made to reflect the applicable market rent and interest on the favorable lease asset.

(c) Under purchase accounting, adjustments are made to eliminate amortization expense of pre-acquisition goodwill of Bourdais and to include estimated amortization of purchase price allocated to property management contracts. The portion of purchase price allocated to goodwill is not amortized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. The amortization provisions of SFAS No. 142 apply to goodwill acquired after June 30, 2001. Amortization is not provided for other acquired intangibles, consisting of backlog, trademarks and franchises, as valuations of these present intangibles are not complete at the date of this report. Further, the amount of such other intangibles existing and their recognition's during the pro forma periods presented is unknown.

(d) Bourdais was a family owned business that held investments, including excess working capital, which Insignia did not wish to acquire. During the periods prior to closing, the identified investments were sold and the proceeds therefrom, together with the excess cash calculated pursuant to the terms of the purchase agreement, were segregated into a restricted cash account at closing. These proceeds will be paid to the sellers as soon as practical after closing. To the extent the identified investments had not been sold at closing, such investments were transferred to the sellers. All income or loss associated with such investments, together with earnings on the excess cash determined under the purchase agreement, is excluded from pro forma earnings.

(e) Insignia paid the initial purchase price from borrowings of $15 million on its revolving credit facility, cash on hand and the issuance of 402,645 shares of its common stock (valued at approximately $4 million). Interest on the borrowed funds is at LIBOR plus 2.25% for the periods presented [estimated at 7.5% for the year ended March 31, 2001 and 6% for the nine months ended September 30, 2001]. A 1/8 of a percent change in interest rates would change pro forma interest by less than $20,000 for each of the periods presented.

(f) Under the terms of the purchase agreement, all historical minority equity of consolidated subsidiaries was acquired. An adjustment is made to eliminate such minority interest from pro forma earnings.

(g) Income taxes are provided on pro forma adjustments at the effective tax rate of 40%.

(h) Represents the purchase adjustments to historical assets and liabilities of Bourdais under the terms of the purchase agreement and under purchase accounting. See also Notes (a) and (d) above with respect to excluded assets and liabilities of Bourdais pursuant to the terms of the purchase agreement.

(i) Represents the adjustments to reflect Insignia's funding of the acquisition and the related allocation of purchase consideration under purchase accounting. Purchase price allocated to goodwill and other acquired intangibles is as follows:

[ ]      Goodwill                             $12,527,000
[ ]      Property management contracts          1,035,000
[ ]      Favorable lease                        2,126,000
[ ]      Other                                  1,000,000
                                            -------------
                  Total                        16,688,000
                                            -------------

Other intangibles present in the Bourdais purchase include backlog, trademarks and franchises. Tentative estimates of value of such intangibles approximate an aggregate $1 million. Insignia's evaluation of these intangibles has not been finalized as of the date of this report.


OTHER NOTES

NOTE 1

The financial statements of Insignia Bourdais Holding have been translated from French Francs to US Dollars using exchange rates of 7.20 for the statements of income for the nine months ended September 30, 2001 and year ended December 31, 2000 and 7.21 for the September 30, 2001 balance sheet. The exchange rates represent the estimated average rate of exchange between the French Franc and US Dollar for each period, in the case of the statements of income, and the end of period exchange rate, in the case of the balance sheet.

NOTE 2

Certain items in this report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, as such, may involve known and unknown risks, uncertainties and other factors which may cause these pro forma financial statements to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. You can identify such statements by the fact that they do not relate strictly to historical or current facts. Actual results will be affected by a variety of risks and factors, including, without limitation, the valuation and allocation of intangibles acquired in the Bourdais transaction, economic conditions, real estate risks and financing risks.

         Such forward-looking statements speak only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances upon which any such statement is based.

(c) EXHIBITS


23.1     Consent of ERNST & YOUNG Audit


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated February 15, 2002, with respect to the financial statements of Insignia Bourdais Holdings (formerly Societe Financiere Bourdais) included in Form 8-K/A of Insignia Financial Group, Inc. dated March 4th 2002.



                                                             ERNST & YOUNG Audit

Paris, France
March 1, 2002